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CUSIP No. 46988M 20 9                                  Page 7 of 7 pages
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Exhibit 99.1


                             JOINT FILING AGREEMENT
                             ----------------------

            JOINT FILING AGREEMENT, dated as of the 17th day of August, 2009, between (i) Bank of America Corporation and (ii) Blue Ridge Investments, L.L.C. (together, the "Joint Filers").

            WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

            1. This Amendment No. 1 to the Schedule 13D with respect to the Common Stock of $.01 par value of RINO International Corporation (formerly known as Jade Mountain Corporation), a Nevada corporation, (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

            2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein.

            3. Each of the Joint Filers is responsible for the timely filing of this Amendment No. 1 to the Schedule 13D and any further amendments to the
Schedule 13D, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

            4. This Joint Filing Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


                              BANK OF AMERICA CORPORATION


                              By: /s/ Angelina Richardson
                                  --------------------------------
                              Name: Angelina Richardson
                              Title: Vice President



                              BLUE RIDGE INVESTMENTS, L.L.C.


                              By: /s/ Daven Patel
                                  --------------------------------
                              Name: Daven Patel
                              Title: Vice President